United States
Securities and Exchange Commission
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2023
Hannon Armstrong Sustainable Infrastructure Capital, Inc.
(Exact Name of Registrant as Specified In Its Charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 200 Annapolis,
Maryland 21401
(Address of principal executive offices)

(410) 571-9860
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 27, 2023, the Board of Directors of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) adopted and approved the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws were amended and restated in response to the universal proxy rules approved by the Securities and Exchange Commission that became effective in 2022. The changes in the Amended and Restated Bylaws, among other items, address certain procedural issues arising out of such universal proxy rules and also enhance the information required to be submitted in connection with the nomination of alternative directors to serve on the Company’s Board of Directors.

The foregoing description is qualified in its entirety by reference to a copy of the Amended and Restated Bylaws filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Company, adopted July 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and Chief Legal Officer
Date: August 1, 2023